Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 RESULTS

- Increase in Annual AFFO per Share -

- Provides 2016 Annual AFFO per Share Guidance -

JERICHO, NY, March 9, 2016 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter and year ended December 31, 2015.

Highlights for the Fourth Quarter Ended December 31, 2015:

•	Funds from operations (FFO) of $0.77 per share

•	Adjusted funds from operations (AFFO) of $0.68 per share

•	Acquired one property for $0.9 million

•	Disposed of 12 properties for $2.9 million in the aggregate

•	Received $10.8 million from the Marketing Estate

“We produced another strong year of Adjusted Funds from Operations per share growth, and we are continuing to position the Company to extract additional value as we move forward,” stated Christopher J. Constant, Getty’s Chief Executive Officer. “During 2015, we increased our net lease portfolio by more than 100 properties through a combination of targeted acquisition and repositioning activities. At the same time, we reduced the number of our transitional properties by more than 75% during the year. When we combine our 2015 achievements with our ongoing efforts to maximize the value of certain of our properties though select redevelopment, we are well positioned to enhance long-term shareholder value.”

Net Earnings:

The Company reported net earnings for the quarter ended December 31, 2015 of $19.9 million, or $0.59 per share, as compared to a net loss of $3.1 million, or $0.10 per share, for the quarter ended December 31, 2014. The Company reported net earnings for the year ended December 31, 2015 of $37.4 million, or $1.11 per share, as compared to net earnings of $23.4 million, or $0.69 per share, for the year ended December 31, 2014. Net earnings for the quarter and year ended December 31, 2015 included distributions from the Marketing Estate (as defined below) of approximately $10.8 million and $18.2 million, or $0.32 per share and $0.54 per share, respectively.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO, see “Non-GAAP Financial Measures” below.

Funds From Operations and Adjusted Funds From Operations:

FFO for the quarter ended December 31, 2015 was $26.0 million, or $0.77 per share, as compared to $12.7 million, or $0.38 per share, for the quarter ended December 31, 2014. FFO for the year ended December 31, 2015 was $69.1 million, or $2.04 per share, as compared to $45.3 million, or $1.34 per share, for the year ended December 31, 2014.

AFFO for the quarter ended December 31, 2015 was $22.8 million, or $0.68 per share, as compared to $11.4 million, or $0.34 per share, for the quarter ended December 31, 2014. AFFO for the year ended December 31, 2015 was $65.2 million, or $1.93 per share, as compared to $42.6 million, or $1.26 per share, for the year ended December 31, 2014.

FFO and AFFO for the quarter and year ended December 31, 2015 included the aforementioned distributions from the Marketing Estate noted above.

Operating Income:

Total revenues from continuing operations were $29.8 million for the quarter ended December 31, 2015, as compared to $25.4 million for the quarter ended December 31, 2014. Total revenues from continuing operations were $110.7 million for the year ended December 31, 2015, as compared to $99.9 million for the year ended December 31, 2014. Revenues for the quarter and year ended December 31, 2015 were positively impacted by increases in rental revenues from the Company’s existing portfolio, including its 2015 acquisition and leasing activities.

Property costs from continuing operations were $5.6 million for the quarter ended December 31, 2015, as compared to $6.2 million for the quarter ended December 31, 2014. Property costs from continuing operations were $23.6 million for the year ended December 31, 2015, as compared to $23.8 million for the year ended December 31, 2014. The decrease in property costs for the quarter and year ended December 31, 2015 is principally due to declines in rent expense and maintenance expenses, offset by an increase in “pass-through” real estate taxes paid by the Company. The Company continues to reduce its property costs as a result of its efforts sell or enter into new leases on its transitional properties over time.

Environmental expenses from continuing operations were $1.0 million for the quarter ended December 31, 2015, as compared to $0.9 million for the quarter ended December 31, 2014. Environmental expenses from continuing operations were $6.2 million for the year ended December 31, 2015, as compared to $4.6 million for the year ended December 31, 2014. The increase in environmental expenses for the quarter ended December 31, 2015 was principally due to a $0.3 million increase in litigation losses and legal fees offset by a reduction of $0.2 million in environmental remediation costs. The increase in environmental expenses for the year ended December 31, 2015 was principally due to a $1.1 million increase in environmental remediation costs and a $0.5 million increase in litigation losses and legal fees.

General and administrative expenses from continuing operations were $4.1 million for the quarter ended December 31, 2015, as compared to $3.8 million for the quarter ended December 31, 2014. General and administrative expenses from continuing operations were $16.9 million for the year ended December 31, 2015, as compared to $15.8 million for the year ended December 31, 2014. The increase in general and administrative expenses for the quarter ended December 31, 2015 was principally due to non-recurring employee related expenses attributable to severance and retirement costs offset by a reduction in legal and professional fees. The increase in general and administrative expenses for the year ended December 31, 2015 was primarily related to non-recurring employee related expenses attributable to severance and retirement costs.

Non-cash impairment charges from continuing operations were $0.9 million for the quarter ended December 31, 2015, as compared to $11.4 million for the quarter ended December 31, 2014. Non-cash impairment charges from continuing operations were $11.6 million for the year ended December 31, 2015, as compared to $12.9 million for the year ended December 31, 2014. The non-cash impairment charges for the quarter and year ended December 31, 2015 and 2014 were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, as well as reductions in the assumed holding periods and sales prices for certain of the Company’s properties.

Loss from discontinued operations was $0.5 million for the quarter ended December 31, 2015, as compared to earnings from discontinued operations of $28 thousand for the quarter ended December 31, 2014. Loss from discontinued operations was $3.0 million for the year ended December 31, 2015, as compared to earnings from discontinued operations of $3.0 million for the year ended December 31, 2014. The decrease in earnings from discontinued operations for the quarter and year ended December 31, 2015 was primarily due to lower gains on dispositions of real estate partially offset by a reduction in losses from operating activities. Loss from discontinued operations included $0.7 million of non-recurring property costs for the quarter and year ended December 31, 2015.

Marketing Estate:

During the quarter and year ended December 31, 2015, the Company received distributions from the Getty Petroleum Marketing Inc. bankruptcy estate (the “Marketing Estate”) of approximately $10.8 million and $18.2 million, respectively, on account of the Company’s general unsecured claims. The amounts received from the Marketing Estate in 2015 are included in other income on the Company’s consolidated statements of operations. The Company does not expect to receive any further distributions from the Marketing Estate.

Capital Activities:

During the quarter ended December 31, 2015, the Company purchased one property for $0.9 million, and for the year ended December 31, 2015, the Company purchased 80 properties for $219.2 million in the aggregate.

During the quarter ended December 31, 2015, the Company sold 12 properties for $2.9 million in the aggregate, and for the year ended December 31, 2015, the Company sold 84 properties for $25.1 million in the aggregate. Subsequent to December 31, 2015, the Company has sold three additional properties for $1.3 million in the aggregate.

2016 Guidance:

The Company has established its 2016 AFFO guidance at a range of $1.40 to $1.45 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The Company’s guidance does not include any further distributions from the Marketing Estate. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information:

Getty Realty Corp.’s Fourth Quarter Earnings Conference Call is scheduled for tomorrow, Thursday, March 10, 2016 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-888-801-6498 or 1-913-312-1511, for international participants, five to ten minutes before the scheduled start time and reference pass code 4031428.

A replay will be available on March 10, 2016 beginning at 12:00 Noon Eastern Time through 11:59 PM Eastern Time, March 17, 2016. To access the replay, please dial 1-877-870-5176, or 1-858-384-5517, for international participants and reference pass code 4031428.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. As of December 31, 2015, the Company owns and leases 851 properties nationwide.

Non-GAAP Financial Measures:

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of Revenue Recognition Adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental of income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO to exclude non-cash environmental accretion expense and non-cash changes in environmental estimates. AFFO for all periods presented has been restated to conform to the Company’s revised definition.

The Company’s revised definition of AFFO is defined as FFO less Revenue Recognition Adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash Revenue Recognition Adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. CONSTANT AND THOSE REGARDING THE COMPANY’S 2016 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31, 2015	December 31, 2014
Assets:

Real Estate:
Land	$475,784	$344,324
Buildings and improvements	304,894	246,112
Construction in progress	955	—

	781,633	590,436
Less accumulated depreciation and amortization	(107,109)	(99,510)

Real estate held for use, net	674,524	490,926
Real estate held for sale, net	1,339	4,343

Real estate, net	675,863	495,269

Net investment in direct financing leases	94,098	95,764
Deferred rent receivable, net of allowance of $0 and $7,009, respectively	25,450	21,049
Cash and cash equivalents	3,942	3,111
Restricted cash	409	713
Notes and mortgages receivable	48,455	34,226
Accounts receivable, net of allowance of $2,634 and $4,160, respectively	2,975	4,395
Prepaid expenses and other assets	47,937	32,974

Total assets	$899,129	$687,501

Liabilities and Shareholders’ Equity:

Borrowings under credit agreement	$144,000	$25,000
Senior unsecured Notes	175,000	100,000
Mortgage payable, net	303	344
Environmental remediation obligations	84,345	91,566
Dividends payable	15,897	12,150
Accounts payable and accrued expenses	73,023	51,417

Total liabilities	492,568	280,477
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 33,422,170 and 33,417,203 shares issued and outstanding, respectively	334	334
Paid-in capital	464,338	463,314
Dividends paid in excess of earnings	(58,111)	(56,624)

Total shareholders’ equity	406,561	407,024

Total liabilities and shareholders’ equity	$899,129	$687,501

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Revenues:
Revenues from rental properties	$28,564	$24,550	$107,035	$96,748
Interest on notes and mortgages receivable	1,226	858	3,698	3,145

Total revenues	29,790	25,408	110,733	99,893

Operating expenses:
Property costs	5,646	6,227	23,649	23,768
Impairments	934	11,373	11,615	12,938
Environmental	964	860	6,222	4,612
General and administrative	4,062	3,793	16,930	15,777
Allowance for uncollectible accounts	369	1,149	1,053	3,408
Depreciation and amortization	4,783	2,515	16,974	10,549

Total operating expenses	16,758	25,917	76,443	71,052

Operating income (loss)	13,032	(509)	34,290	28,841

Gains (loss) on dispositions of real estate	835	(166)	2,272	1,223
Other income (loss), net	10,796	(69)	18,301	147
Interest expense	(4,279)	(2,376)	(14,493)	(9,806)

Earnings (loss) from continuing operations	20,384	(3,120)	40,370	20,405

Discontinued operations:
Loss from operating activities	(478)	(1,840)	(3,299)	(5,982)
(Loss) gains on dispositions of real estate	(13)	1,868	339	8,995

(Loss) earnings from discontinued operations	(491)	28	(2,960)	3,013

Net earnings (loss)	$19,893	$(3,092)	$37,410	$23,418

Basic and diluted earnings per common share:
Earnings (loss) from continuing operations	$0.60	$(0.10)	$1.20	$0.60
(Loss) earnings from discontinued operations	$(0.01)	$—	$(0.09)	$0.09
Net earnings (loss)	$0.59	$(0.10)	$1.11	$0.69

Basic and diluted weighted average common shares outstanding	33,422	33,417	33,420	33,409

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net earnings (loss)	$19,893	$(3,092)	$37,410	$23,418

Depreciation and amortization	4,783	2,515	16,974	10,549
Gains on dispositions of real estate	(822)	(1,702)	(2,611)	(10,218)
Impairments	2,105	14,951	17,361	21,534

Funds from operations	25,959	12,672	69,134	45,283

Revenue recognition adjustments	(1,851)	(728)	(4,471)	(5,372)
Allowance for deferred rent receivable/mortgage receivable	—	728	(93)	2,331
Acquisition costs	10	51	445	104
Non-cash changes in environmental estimates	(2,603)	(2,333)	(4,639)	(2,756)
Accretion expense	1,310	1,014	4,829	3,046

Adjusted funds from operations	$22,825	$11,404	$65,205	$42,636

Basic and diluted per share amounts:
Earnings (loss) per share	$0.59	$(0.10)	$1.11	$0.69
Funds from operations per share	$0.77	$0.38	$2.04	$1.34
Adjusted funds from operations per share	$0.68	$0.34	$1.93	$1.26

Basic and diluted weighted average common shares outstanding	33,422	33,417	33,420	33,409

Contact	Danion Fielding
(516) 478-5400